Exhibit 10.3

FORM OF SECURITY AGREEMENT

among

BIORA THERAPEUTICS, INC.,

as Issuer,

THE GUARANTORS PARTY HERETO FROM TIME TO TIME,

as Guarantors

and

GLAS TRUST COMPANY LLC

as Collateral Agent

Dated as of December 19, 2023

i

TABLE OF CONTENTS (continued)

SCHEDULES

Schedule 1	Commercial Tort Claims
Schedule 2	Letters of Credit
Schedule 3	Filing Offices
Schedule 4	Pledged Securities
Schedule 5	Intellectual Property
Schedule 6	Instruments and Tangible Chattel Paper

EXHIBITS

Exhibit 1	Form of Joinder Agreement
Exhibit 2	Form of Copyright Security Agreement
Exhibit 3	Form of Patent Security Agreement
Exhibit 4	Form of Trademark Security Agreement

ii

FORM OF SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of December 19, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, including by one or more Joinder Agreements, or otherwise, this “Agreement”), is made by and among Biora Therapeutics, Inc., a Delaware corporation (the “Issuer”), and the Subsidiaries of the Issuer from time to time party hereto as guarantors (collectively, the “Guarantors”), as pledgors (the Issuer, together with the Guarantors, in such capacities, and together with any successors in such capacity, the “Pledgors” and each, a “Pledgor”), and GLAS Trust Company LLC, a limited liability company organized and existing under the laws of the State of New Hampshire, solely in its capacity as Collateral Agent pursuant to the Indenture, (in such capacity, and together with any successors in such capacity, the “Collateral Agent ”).

R E C I T A L S:

A. In connection with the execution and delivery of this Agreement, the Issuer, the Guarantors, GLAS Trust Company LLC, as Trustee (as defined in the Indenture) and as Collateral Agent have entered into that certain Indenture, dated as of December 19, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”).

B. The Pledgors will receive substantial direct and/or indirect benefits from the execution and delivery of the Indenture and the other Notes Documents and are, therefore, willing to enter into this Agreement.

C. This Agreement is made by and among the Pledgors and the Collateral Agent to grant a Lien on the Pledged Collateral to the Collateral Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Obligations.

D. It is a condition to the issuance of the Notes that the Issuer executes and delivers the applicable Notes Documents, including this Agreement.

A G R E E M E N T:

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Collateral Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1 Definitions. (a) Unless otherwise defined herein or in the Indenture, capitalized terms used herein that are defined in the UCC (as defined below) shall have the meanings assigned to them in the UCC.

(a) Terms used (including in the preamble and recitals hereto) but not otherwise defined herein that are defined in the Indenture shall have the meanings given to them in the Indenture.

(b) The following terms shall have the following meanings:

“Agreement” shall have the meaning assigned to such term in the preamble hereof.

“CFC” shall mean a “controlled foreign corporation” within the meaning of section 957(a) of the Code.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral Agent ” shall have the meaning assigned to such term in the preamble hereof.

“Control” means with respect to any asset, right or property with respect to which a security interest therein is perfected by a Secured Party’s having “control” thereof (whether pursuant to the terms of an agreement or through the existence of certain facts and circumstances), that the intended Secured Party has “control” of such asset, right, or property as contemplated in the UCC.

“Control Agreement” means, with respect to any deposit account, any securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to the Collateral Agent and the Required Holders, among the Collateral Agent , the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Pledgor maintaining such account, effective to grant “control” (as defined under the applicable UCC) over such account to the Collateral Agent .

“Copyright Security Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit 2.

“Copyrights” shall mean, collectively (a) all copyrights, whether registered or unregistered, and whether published or unpublished, held pursuant to the laws of the United States, any State thereof or any other country, multi-national registry, or any political subdivision thereof; (b) registrations, applications, recordings and proceedings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country, including the copyright registrations and applications listed in Schedule 5; (c) any continuations, renewals or extensions thereof; (d) any registrations to be issued in any pending applications, and shall include any right or interest in and to work protectable by any of the foregoing which are presently or in the future owned, created or authorized (as a work for hire for the benefit of any Pledgor) or acquired by any Pledgor, in whole or in part; (e) prior versions of works covered by copyright and all works based upon, derived from or incorporating such works; (f) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to copyrights, including, without limitation, damages, claims and recoveries for past, present or future infringement; (g) rights to sue for past, present and future infringements of any copyright; and (h) any other rights corresponding to any of the foregoing rights throughout the world.

“Distributions” shall mean, collectively all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to the Pledgor in respect of or in exchange for any or all of the Pledged Securities or Pledged Intercompany Note.

“Excluded Account” means any deposit account (a) specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Pledgor’s employees, (b) which is used as an escrow account or as a fiduciary or trust account for the benefit of unaffiliated third parties, (c) which is a zero balance deposit account, or (d) which has deposits at any time in an aggregate amount not in excess of $100,000 for any one account and $250,000 in the aggregate for all such accounts excluded under this clause (e).

“Excluded Assets” shall mean (A) any fee-owned real property located outside the United States and any leasehold interest in real property located outside the United States, (B) all motor vehicles and other assets covered by a certificate of title (except to the extent a security interest therein can be perfected by the filing of a UCC financing statement or the equivalent under other applicable law), (C) any lease, license or agreement or any property subject to a purchase money security interest or capital lease, in each case, to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money or capital lease arrangement or create a right of termination in favor of any other party thereto (other than any Pledgor) after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law, in each case, other than the proceeds and receivables thereof and only, in each case, to the extent, and only for so long as any such limitation or restriction set forth in this clause (C) is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC, any other laws (including bankruptcy, insolvency or similar laws), or principles of equity, and, to the extent severable, the security interest granted hereunder shall attach immediately to any portion of such assets not subject to such limitation or restriction; provided that immediately upon the ineffectiveness, lapse or termination of any such limitation or restriction, the Collateral shall include, and such Pledgor shall be deemed to have granted a security interest in, such assets as if such provision had never been in effect, (D) any Property where the cost of obtaining a security interest in, or perfection of, such assets exceeds the practical benefit to the Holders afforded thereby as reasonably determined by the Company and demonstrated to the satisfaction of the Required Holders in their sole discretion, (E) any intent-to-use application for registration of a Trademark prior to the filing of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark application or any registration issuing therefrom under applicable federal law, (F) the voting Capital Stock of any Foreign Subsidiary or FSHCO in excess of 65% of each class of outstanding voting Capital Stock of such Foreign Subsidiary or FSHCO, solely to the extent that such pledge in excess of 65% would reasonably be expected to result in material adverse tax consequences to the Company and its Subsidiaries as reasonably determined by the Company and demonstrated to the satisfaction of the Required Holders in their sole discretion, and (G) any assets the grant of a security interest in which would be prohibited by applicable law but only, in each case, to the extent, and only for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC, any other laws (including bankruptcy, insolvency or similar laws), or principles of equity, and, to the extent severable, the security interest granted hereunder shall attach immediately to any portion of such assets that do not result in such prohibition; provided that immediately upon the ineffectiveness, lapse or termination of any such prohibition, the Collateral shall include, and such Pledgor shall be deemed to have granted a security interest in, such assets as if such provision had never been in effect.

“FSHCO” shall mean any Subsidiary substantially all of the assets of which (directly or through one or more disregarded entities for U.S. federal income tax purposes) consist of shares of Capital Stock (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) of one or more Foreign Subsidiaries that are CFCs.

“Guarantors” shall have the meaning assigned to such term in the preamble hereof.

“Indenture” shall have the meaning assigned to such term in the recitals hereof.

“Intellectual Property” shall mean, collectively, all domestic, foreign and multi-national intellectual property rights of any kind, whether now or hereafter existing, including, without limitation, all Patents, Trademarks, Copyrights and Trade Secrets, together with any and all (i) rights and privileges arising under applicable law with respect to the use of any of the foregoing, (ii) rights to proceeds, income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements, misappropriations, dilutions or other violations thereof, (iii) rights to sue or otherwise recover for past, present and future infringements, misappropriations, dilutions or other violations thereof, (iv) regulatory filings, (v) rights in computer programs (whether in source code, object code, or other form), algorithms, databases, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing, (vi) rights of publicity, privacy, and rights to personal information, (vii) all rights in the foregoing and in other similar intangible assets, (viii) all applications and registrations for the foregoing, and (ix) rights corresponding thereto throughout the world.

“Intellectual Property Collateral” shall mean, with respect to each Pledgor, all Intellectual Property of such Pledgor (including rights under Licenses), whether now owned or held, or hereafter acquired or created by or assigned to such Pledgor; provided, that notwithstanding any of the foregoing, Intellectual Property Collateral shall not include any Excluded Assets.

“Issuer” shall have the meaning assigned to such term in the preamble hereof.

“Joinder Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit 1.

“Licenses” shall mean all licenses, covenants not to sue and any other agreement granting any right with respect to any Intellectual Property (whether a Pledgor is the grantor or grantee thereunder).

“Material Adverse Effect” shall mean a material adverse effect on (a) the business affairs, operations or results of operations, or condition (financial or otherwise) of Pledgor and its Subsidiaries, taken as a whole, (b) the ability of the Pledgor to perform its payment obligations under the Notes Documents or (c) the rights and remedies of the Collateral Agent and the other Secured Parties under the Indenture or the other Notes Documents, taken as a whole.

“Material IP Collateral” shall mean any Intellectual Property Collateral that is material to the business of Pledgor and its Subsidiaries, taken as a whole.

“Order” shall mean any judgment, decree, verdict, order, consent order, consent decree, writ, declaration or injunction.

“Organization Documents” mean, collectively, with respect to any Person, (a) in the case of any corporation, the certificate of incorporation and by-laws (or similar constitutive documents) of such Person, (b) in the case of any limited liability company, the certificate of formation and operating agreement (or similar constitutive documents) of such Person, (c) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar constitutive documents) of such Person, (d) in the case of any general partnership, the partnership agreement (or similar constitutive document) of such Person and (e) in any other case, the functional equivalent of the foregoing.

“Patent Security Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit 3.

“Patents” shall mean, collectively, all patents and all patent registrations and applications issued or applied for in the United States or any other country, multi-national registry, or any political subdivision thereof, including those listed in Schedule 5, together with any and all (i) inventions and improvements described and claimed therein, (ii) reissues, substitutions, reexaminations, divisions, renewals, extensions, continuations and continuations-in-part thereof and amendments thereto, (iii) all petty patents, divisionals and patents of addition, (iv) all patents to issue in any such applications, (v) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect to patents, including, without limitation, damages, claims and recoveries for past, present or future infringement, and (vi) rights to sue for past, present and future infringements of any patent.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.1.

“Pledged Debt” shall have the meaning assigned to such term in Section 3.4(a).

“Pledged Intercompany Note” shall mean a global intercompany note in substantially the form attached hereto as Exhibit 5, evidencing all intercompany Indebtedness owed to any Pledgor, as may be updated from time to time.

“Pledged Interests” shall mean, collectively, with respect to each Pledgor, (i) all membership, partnership or other Capital Stock (other than in a corporation), as applicable, now or hereafter owned by such Pledgor at any time including without limitation, those of each issuer described in Schedule 4 hereto, together with all rights, privileges, authority and powers of such Pledgor in and to each such issuer or under any Organization Document of each such issuer and (ii) the certificates, instruments and agreements representing such membership, partnership or other interests and any and all interest of such Pledgor in the entries on the books of any securities intermediary pertaining to such membership, partnership or other Capital Stock; provided, that notwithstanding any of the foregoing, Pledged Interests shall not include any Excluded Assets.

“Pledged Securities” shall mean, collectively, the Pledged Interests and the Pledged Shares; provided, that notwithstanding any of the foregoing, Pledged Securities shall not include any Excluded Assets.

“Pledged Shares” shall mean, collectively, with respect to each Pledgor, (i) the issued and outstanding shares of Capital Stock, whether certificated or uncertificated, now or hereafter owned by such Pledgor at any time, together with all rights, privileges, authority and powers of such Pledgor relating to such interests in each such issuer or under any Organization Document of each such issuer and (ii) the certificates, instruments and agreements representing such shares of Capital Stock and any and all interest of such Pledgor in the entries on the books of the issuer of such shares or of any financial intermediary pertaining to the Pledged Shares; provided, that notwithstanding any of the foregoing, Pledged Shares shall not include any Excluded Assets.

“Pledgor” shall have the meaning assigned to such term in the preamble hereof.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Secured Parties” shall mean the Collateral Agent, the Trustee, the Note Agents and the Holders of Notes.

“Securities Collateral” shall mean, collectively, the Pledged Securities, the Pledged Intercompany Note and the Distributions; provided, that notwithstanding any of the foregoing, Securities Collateral shall not include any Excluded Assets.

“Trade Secrets” shall mean, collectively, all trade secrets and all other confidential or proprietary information, data and know-how, whether or not reduced to a writing or other tangible form.

“Trademark Security Agreement” shall mean an agreement substantially in the form annexed hereto as Exhibit 4.

“Trademarks” shall mean, collectively, all trademarks (including service marks), slogans, logos, certification marks, trade dress, uniform resource locations (URLs), domain names, corporate names, trade names, or other indicia of source, whether registered or unregistered, and all registrations and applications for the foregoing (whether statutory or common law and whether registered or applied for in the United States or any other country, multi-national registry, or any political subdivision thereof), including those trademark and service mark registrations and applications listed in Schedule 5 together with any and all (i) goodwill of the business connected with the use thereof and symbolized thereby, (ii) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages, claims and recoveries for past, present or future infringement, (iii) rights to sue for past, present and future infringements thereof and (iv) extensions and renewals thereof and amendments thereto.

“UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, however, that if by reason of mandatory provisions of applicable law, any or all of the attachment, perfection or priority of the Collateral Agent’s and the other Secured Parties’ security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions relating to such provisions.

“Uncertificated Security” shall have the meaning assigned to such term in Section 3.2.

“USCO” means the United States Copyright Office.

“USPTO” means the United States Patent and Trademark Office.

SECTION 1.2 Interpretation. The interpretive provisions specified in the Indenture shall be applicable to this Agreement. No failure on the part of the Collateral Agent to provide any Pledgor with any notice expressly required hereunder in connection with the exercise of any right, power or remedy hereunder shall impair the validity of exercise of such right, power or remedy.

SECTION 1.3 Resolution of Drafting Ambiguities. Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof.

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1 Grant of Security Interest. As collateral security for the payment and performance in full of all the Obligations, each Pledgor hereby pledges and grants to the Collateral Agent for the ratable benefit of the Secured Parties, a Lien on and security interest in and to all of the right, title and interest of such Pledgor in, to and under the following Property, wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, giving effect to clause (a) of the proviso in this Section 2.1, the “Pledged Collateral”):

(i) all Accounts;

(ii) all Equipment, Goods, Inventory and Fixtures;

(iii) all Documents, Instruments and Chattel Paper;

(iv) all Letter-of-Credit Rights;

(v) all Securities Collateral;

(vi) all Investment Property and Deposit Accounts;

(vii) all Intellectual Property Collateral;

(viii) all Commercial Tort Claims, including, without limitation, the Commercial Tort Claims described on Schedule 1 hereto (as such Schedule may be supplemented from time to time pursuant to Section 3.4(f));

(ix) all General Intangibles;

(x) all Money;

(xi) all Supporting Obligations;

(xii) all books and records pertaining to any and/or all of the foregoing;

(xiii) to the extent not covered by clauses (i) through (xii) of this sentence, choses in action of such Pledgor, whether tangible or intangible; and

(xiv) all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.

Notwithstanding anything to the contrary contained in clauses (i) through (xiv) above or any other provision of this Agreement or any other Notes Document, the security interest created by this Agreement shall not extend to, and the term “Pledged Collateral” and “Intellectual Property Collateral” shall not include, any Excluded Assets.

Notwithstanding anything to the contrary contained herein, immediately upon any Property of a Pledgor ceasing to constitute Excluded Assets, the Pledged Collateral shall include, and the Issuer and the other Pledgors, as applicable, shall be deemed to have granted a security interest in, such Property.

SECTION 2.2 Filings.

(a) Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time prior to the termination of this Agreement pursuant to Section 10.3 to file (but the Collateral Agent shall have no duty to file), in any relevant jurisdiction any financing statements prepared by the Issuer (including fixture filings), continuation statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement, continuation statement or amendment thereto relating to the Pledged Collateral, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor and (ii) in the case of a financing statement filed as a fixture filing or covering Pledged Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the Real Property to which such Pledged Collateral relates. Each Pledgor agrees to prepare and provide all information described in the immediately preceding sentence to the Collateral Agent. Such financing statements may describe the collateral in the same manner as described herein or may contain a description of collateral that describes such Property in any other manner as the Pledgor may determine, in its reasonable discretion, is necessary or advisable to ensure the perfection of the security interest in the collateral granted to the Collateral Agent in connection herewith, including, describing such Property as “all assets whether now owned or hereafter acquired and all proceeds thereof” or “all personal property whether now owned or hereafter acquired and all proceeds thereof” or words of similar meaning (regardless of whether any particular asset comprised in the Pledged Collateral falls within the scope of Article 9 of the UCC).

(b) Each Pledgor hereby further authorizes the Collateral Agent to file (but the Collateral Agent shall have no duty to file), instruments with the USPTO or the USCO (or any successor office) or in any similar office or agency of the United States, any State thereof or any other country, including Copyright Security Agreements, Patent Security Agreements and Trademark Security Agreements, or other documents that are necessary for the purpose of perfecting, confirming, continuing, enforcing or protecting the pledge and security interest granted by such Pledgor hereunder in (i) any Intellectual Property Collateral owned by Pledgor and (ii) any Exclusive IP Licenses, in each case naming such Pledgor, as debtor, and the Collateral Agent , as secured party.

(c) Subject to the other terms, limitations and conditions set forth in this Agreement and the other Notes Documents, notwithstanding the grant of authority to the Collateral Agent under this section, the Pledgors shall prepare, record, file or cause to be filed, at their own expense, any and all financing statements, continuation statements, amendments, instruments with the USPTO or the USCO (or any successor office) or in any similar office or agency of the United States, any State thereof or any other country, and other documents and agreements as may be reasonably necessary (as determined by the Issuer in good faith) to perfect and maintain the perfection of the Collateral Agent’s security interest over the Pledged Collateral ,and to deliver a file stamped copy of each such financing statement or other evidence of filing to the Collateral Agent.

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;

USE OF PLEDGED COLLATERAL

SECTION 3.1 Delivery of Certificated Securities Collateral. Each Pledgor represents and warrants that as of the date hereof, Schedule 3 hereto sets forth the office of the secretary of state (or similar central filing office) of the relevant state(s) in which a filing pursuant to the UCC would perfect the security interests granted by this Agreement with respect to the Pledged

Collateral (solely to the extent such security interests in the Pledged Collateral can be perfected by such filing). Each Pledgor represents and warrants that as of the date hereof, Schedule 4 hereto sets forth all Pledged Securities of such Pledgor. Each Pledgor represents and warrants that (i) all certificates or instruments representing or evidencing any Pledged Securities and (ii) the Pledged Intercompany Note will be delivered to the Collateral Agent (or its designee) in suitable form for transfer by delivery and accompanied by duly executed instruments of transfer or assignment in blank and that, upon such delivery, the Collateral Agent will have a valid and perfected first priority security interest therein (subject, as to priority, to senior Liens permitted by the Indenture) within 5 Business Days of the date hereof. Each Pledgor hereby agrees that (i) all certificates or instruments representing or evidencing any Pledged Securities acquired by such Pledgor after the date hereof and (ii) a joinder to the Pledged Intercompany Note in respect of any Pledgor that executes a Joinder Agreement, in each case shall, within 30 days after receipt thereof by such Pledgor or execution of such Joinder Agreement, as applicable, be delivered to the Collateral Agent (or its designee) pursuant hereto and shall be in suitable form for transfer by delivery and shall be accompanied by duly executed instruments of transfer or assignment in blank. Each delivery of Pledged Securities shall be accompanied by a schedule describing such Pledged Securities, which schedule shall be deemed to supplement Schedule 4 and made a part thereof; provided that failure to supplement Schedule 4 shall not affect the validity of such pledge of such Pledged Securities or the Pledged Intercompany Note. Each schedule so delivered shall supplement, or amend and restate, as applicable, any prior schedules so delivered.

The Collateral Agent shall have the right (but not the obligation), at any time upon the occurrence and during the continuance of any Event of Default, upon prior written notice (which may be concurrent) to Issuer, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of such Pledged Securities or Pledged Intercompany Note, without any indication that such Pledged Securities or Pledged Intercompany Note are subject to the security interest hereunder. In addition, the Collateral Agent shall have the right (but not the obligation) at any time upon the occurrence and during the continuance of any Event of Default to exchange certificates or Instruments representing or evidencing any Pledged Securities or the Pledged Intercompany Note for certificates or Instruments of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 3.2 Perfection of Other Securities Collateral. Each Pledgor represents and warrants that, subject to the provisions of Section 4.2, upon the filing of UCC financing statements in the jurisdictions indicated on Schedule 3, the Collateral Agent has a valid and perfected first priority security interest (subject, as to priority, to senior Liens permitted by the Indenture) under applicable U.S. federal or state law in all Pledged Securities not represented by a certificated interest (“Uncertificated Security”) pledged by it hereunder that are in existence on the date hereof, to the extent such security interest can be perfected by the filing of an appropriate UCC financing statement. Pledged Interests shall either (i) be represented by a certificate, and in the organizational documents of such entity, the applicable Pledgor shall cause the issuer of such interests (or use commercially reasonable efforts to cause the issuer if such issuer is not an Affiliate of such Pledgor), to elect to treat such interests as a “security” within the meaning of Article 8 of the UCC of its jurisdiction of organization or formation, as applicable, by including in its organizational documents language that such interests shall be a “security” (within the meaning of Article 8 of the UCC) governed by Article 8 of the UCC, or (ii) not be represented by a certificate and the applicable Pledgor shall cause the issuer of such interests not to have elected to treat such interests as a “security” within the meaning of Article 8 of the UCC.

If any of the Pledged Securities is or shall become evidenced or represented by an Uncertificated Security, such Pledgor shall cause the issuer thereof (or use commercially reasonable efforts to cause if the issuer is not an Affiliate of such Pledgor) either (i) to register the Collateral Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer, or (ii) to agree in writing with such Pledgor and the Collateral Agent that such issuer will comply with instructions with respect to such Uncertificated Security originated by the Collateral Agent without further consent of such Pledgor.

SECTION 3.3 Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Pledgor agrees that at the sole reasonable cost and expense of the Pledgors (i) such Pledgor shall furnish to the Collateral Agent from time to time information further identifying and describing the Pledged Securities and Pledged Debt as may be required, all in reasonable detail, and (ii) at any time and from time to time, such Pledgor shall promptly and duly prepare, execute and deliver, and cause to be filed and recorded, such further instruments and documents and take such further action as is reasonably necessary for the purpose of obtaining or preserving the full benefits of this Agreement and the rights and powers herein granted, including (x) the filing of any financing statements and amendments thereto, continuation statements and other documents (including this Agreement) under the UCC (or other similar laws) in effect in the United States or any of its States with respect to the security interest created hereby and (y) the execution and delivery of Patent Security Agreements, Copyright Security Agreements, and Trademark Security Agreements, and filing of such or other instruments with the USPTO or the USCO (or any successor office), as applicable.

SECTION 3.4 Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Pledged Collateral, each Pledgor (i) represents and warrants and/or (ii) covenants, at such Pledgor’s own expense, to take the following actions, in each case with respect to the following Pledged Collateral:

(a) Instruments and Tangible Chattel Paper. As of the date hereof, each Pledgor hereby represents and warrants that (i) no amounts individually in excess of $1,000,000 payable to such Pledgor under or in connection with any of the Pledged Collateral (other than amounts owed by another Pledgor) are evidenced by any Instrument (other than checks to be deposited in the ordinary course of business) or Tangible Chattel Paper (other than documents or records evidencing amounts owed by customers in the ordinary course of business pursuant to deferred payment procedures) other than the Instruments and Tangible Chattel Paper listed in Schedule 6 and (ii) each such Instrument and each such item of Tangible Chattel Paper individually in excess of $1,000,000 (other than checks to be deposited in the ordinary course of business) has been or will be properly endorsed and delivered to the Collateral Agent (or its designee) within 5 days after the date hereof, accompanied by instruments of transfer or assignment duly executed in blank. If any amount, individually, in excess of $1,000,000 then payable under or in connection with any of the Pledged Collateral (other than any amount owed by any Pledgor) shall be evidenced by any Instrument (other than checks to be deposited in the ordinary course of business) or Tangible Chattel Paper (other than documents or records evidencing amounts owed by customers in the ordinary course of business pursuant to deferred payment procedures) (such Instruments and Tangible Chattel Paper, collectively, together with the Pledged Intercompany Note, the “Pledged Debt”) and has not previously been delivered to the Collateral Agent , the Pledgor acquiring such Instrument or Tangible Chattel Paper shall promptly (and in any event within 30 days after acquisition by such Pledgor) endorse, assign and deliver the same to the Collateral Agent (or its designee), accompanied by such instruments of transfer or assignment duly executed in blank in form and substance reasonably satisfactory to the Collateral Agent and the Required Holders; provided, however, that so long as no Event of Default has occurred and is continuing, upon written request by such Pledgor, the Collateral Agent (or its designee) shall promptly (and in any event within 10 Business Days) return such Instrument or Tangible Chattel Paper to such Pledgor from time to time, to the extent necessary for collection or cancellation thereof in the ordinary course of such Pledgor’s business. The Collateral Agent shall have no duty to determine, monitor or confirm transferability or assignability of any Instrument or Tangible Chattel Paper delivered hereunder.

(b) [Reserved].

(c) [Reserved].

(d) [Reserved].

(e) Letter-of-Credit Rights. As of the date hereof, no Pledgor is the beneficiary or assignee under any letter of credit, other than those listed on Schedule 2 hereto. The parties hereto acknowledge and agree that under no circumstances shall any Pledgor hereunder be under any obligation to take any perfection steps (other than the filing of appropriate financing statements under the UCC) with respect to any security interest granted in any letter of credit under which any Pledgor is a beneficiary having a value reasonably believed by the Pledgors to be, individually, less than $1,000,000. If any Pledgor shall become the beneficiary or assignee under any letter of credit with a value, individually, in excess of $1,000,000 that is not a Supporting Obligation with respect to any of the Pledged Collateral, such Pledgor shall either (i) use commercially reasonable efforts to arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) use commercially reasonable efforts to arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under such letter of credit are to be paid to the applicable Pledgor unless an Event of Default has occurred and is continuing.

(f) Commercial Tort Claims. As of the date hereof, each Pledgor hereby represents and warrants that it holds no Commercial Tort Claims alleging damages, individually, in excess of $1,000,000 for which such Pledgor has filed a complaint in a court of competent jurisdiction, other than those listed on Schedule 1 hereto. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim alleging damages, individually, in excess of $1,000,000, such Pledgor shall promptly (and in any event within 15 days of acquiring such Commercial Tort Claim) notify the Collateral Agent in a writing signed by such Pledgor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement. Unless otherwise agreed, the grant of a security interest in any such Commercial Tort Claim shall not prejudice the right of such Pledgor to prosecute, enforce or exercise any of its rights in connection with such Commercial Tort Claim, which it will continue to enjoy until an Event of Default has occurred and is continuing.

(g) Landlord Waivers; Collateral Access Agreements. At any time any Collateral with a book value in excess of $500,000 (when aggregated with all other Collateral at the same location) is located on any real property of a Pledgor (whether such real property is now existing or acquired after the date hereof) which is not owned by a Pledgor, or is stored on the premises of a bailee, warehouseman, or similar party, use its best efforts to obtain written subordinations or waivers or collateral access agreements, as the case may be, in form and substance satisfactory to the Collateral Agent and the Required Holders.

(h) Control Agreements. Within 90 days of the date hereof (or such later date as may be agreed by the Collateral Agent, acting at the direction of the Required Holders), each Pledgor shall, with respect to each account of such Pledgor (other than Excluded Accounts) deliver to the Collateral Agent a Control Agreement in form and substance satisfactory to the Collateral Agent and the Required Holders with respect to such account. Subject to the foregoing sentence, Pledgors shall not maintain cash, Cash Equivalents or other amounts in any deposit account or securities account (other than Excluded Accounts), unless the Collateral Agent shall have received a Control Agreement in respect of each such account.

SECTION 3.5 Joinder of Additional Guarantors. The Pledgors shall cause each Subsidiary of Issuer that, from time to time, after the date hereof shall be required to become a Guarantor for the benefit of the Secured Parties pursuant to Section 3.16 of the Indenture, to execute and deliver to the Collateral Agent a Joinder Agreement within 60 days after the date on which it was acquired or created and, upon such execution and delivery, such Subsidiary shall constitute a “Guarantor” and a “Pledgor” for all purposes under the Indenture and hereunder with the same force and effect as if originally named as a Guarantor and Pledgor therein and herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Pledgor as a party to this Agreement or any other Notes Document.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Pledgor represents, warrants and covenants as follows:

SECTION 4.1 Title; Consent.

(a) Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement, such Pledgor owns (or, in the case of the Intellectual Property Collateral, either owns or has a License to) and, as to Pledged Collateral acquired by it from time to time after the date hereof, will either own or hold a License to the rights in each item of Pledged Collateral pledged by it hereunder free and clear of any and all Liens of others, except as otherwise permitted by the Notes Documents. As of the date hereof, there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or Property that is convertible into, or that requires the issuance or sale of, any Pledged Securities that constitute Capital Stock (in each case, other than to any Pledgor). No person other than the Collateral Agent (or (i) its bailee for such purpose or (ii) the Pledgor that owns such Pledged Securities, Pledged Debt or Deposit Account, as applicable) has, or will have, control or possession of all or any part of the Pledged Securities, Pledged Debt or Deposit Account, except as permitted by the Notes Documents.

(b) Other than as required by (i) foreign laws with respect to the Capital Stock in any Foreign Subsidiary and (ii) laws affecting the offering and sale of securities generally, no consent of any Person, including any general or limited partner, any other member or manager of a limited liability company, any shareholder or any other trust beneficiary, is necessary (from the perspective of a secured party) in connection with the creation, perfection or first priority status (or the maintenance thereof) of the security interest of the Collateral Agent in any Capital Stock pledged to the Collateral Agent under this Agreement and the other Collateral Documents or the exercise by the Collateral Agent of any remedies in respect of any Pledged Securities, except in each case as have already been obtained.

SECTION 4.2 Validity of Security Interest. The security interest in, and Lien on, the Pledged Collateral granted to the Collateral Agent for the ratable benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Pledged Collateral securing the payment and performance of the Obligations, and (b) upon completion of the perfection steps set forth below, a perfected first priority security interest (subject, as to priority, to senior Liens permitted by the Indenture) in all the Pledged Collateral with respect to which a lien may be perfected by (i) filing a financing statement pursuant to the UCC in the office of the secretary of state (or similar central filing office) or local filing office, or in any similar office or agency of the United States, any State thereof or any other country, (ii) possession or Control by the Collateral Agent (or its bailee for such purpose and subject to the time periods provided in Article 3 of this Agreement) or (iii) filing Patent Security Agreements, Copyright Security Agreements and Trademark Security Agreements with the USPTO or USCO, as applicable, or in any similar office or agency of the United States, any State thereof or any other country.

SECTION 4.3 Defense of Claims. Each Pledgor shall, at its own cost and expense, take any and all commercially reasonable actions necessary to or as are reasonably requested by the Collateral Agent (acting at the direction of the Required Holders ) or the Required Holders to defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Collateral Agent and the priority thereof against all material claims and demands of all persons at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party, in each case except as permitted by the Indenture. Each Pledgor shall promptly notify the Collateral Agent in writing of any claims or demands of the type described in the foregoing sentence.

SECTION 4.4 Other Financing Statements. No Pledgor has filed, nor authorized any third party to file, any valid or effective financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement or as permitted under the Indenture. Until the satisfaction and discharge of the Indenture in accordance with Section 3.01 thereof, no Pledgor shall execute, authorize or consent to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) relating to any Pledged Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by such Pledgor to the holder(s) of Indebtedness permitted under the Indenture.

SECTION 4.5 Chief Executive Office; Change of Name; Jurisdiction of Organization, etc. Such Pledgor shall give the Collateral Agent written notice within at least 5 Business Days of the occurrence of any change to its name, legal structure (whether by merger, consolidation, change in corporate form or otherwise), type of organization, jurisdiction of organization, organizational identification number if it has one (but solely to the extent such organizational identification number is required to be set forth on financing statements under the applicable UCC) or, in the case of any Pledgor that is not a Registered Organization, its sole place of business (or, if it has more than one place of business, its chief executive office). In such event, such Pledgor shall take all steps reasonably necessary (as determined by the Issuer in good faith) to maintain the Collateral Agent’s valid and perfected security interest with the priority required hereunder in such Pledgor’s property constituting Pledged Collateral. The Collateral Agent shall not be liable nor responsible to any party for any failure to maintain a valid and perfected security interest with the priority required hereunder in the Pledgor’s property constituting Pledged Collateral. The Collateral Agent shall have no duty to inquire about such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Collateral Agent to search for information on such changes if such information is not provided by any Pledgor.

SECTION 4.6 Due Authorization and Issuance. All of the Pledged Shares have been duly authorized, validly issued and are fully paid and non-assessable (if applicable). All of the Pledged Interests have been fully paid for.

SECTION 4.7 Pledged Collateral. As of the date hereof, all information set forth in the schedules annexed hereto relating to the Pledged Collateral, is accurate and complete in all material respects. As of the date of delivery of any updated information to the schedules hereto expressly required under this Agreement, such information shall be accurate and complete in all material respects.

SECTION 4.8 Insurance. Each Pledgor will at all times keep its property insured in favor of the Collateral Agent , and all policies or certificates (or certified copies thereof) with respect to such insurance (i) shall be endorsed to the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured) and (ii) if agreed by the insurer (which agreement the Company shall use commercially reasonable efforts to obtain), shall state that such insurance policies shall not be canceled without at least 30 days’ prior written notice thereof (or, with respect to non-payment of premiums, 10 days’ prior written notice) by the respective insurer to the Collateral Agent ; provided, that the requirements of this Section 4.8 shall not apply to (x) insurance policies covering (1) directors and officers, fiduciary or other professional liability, (2) employment practices liability, (3) workers compensation liability, (4) automobile and aviation liability, and (5) health, medical, dental and life insurance; and (y) self-insurance programs; provided further that endorsements required by this Section 4.8 shall not be required to be delivered until the date that is ten (10) Business Days after the date of this Agreement (or such later date as the Collateral Agent, acting at the direction of the Required Holders, agree).

SECTION 4.9 Intellectual Property.

(a) any Intellectual Property Collateral owned by any Pledgor is valid, subsisting, unexpired and enforceable and has not been abandoned or adjudged invalid or unenforceable, in whole or in part, except Intellectual Property Collateral that is not Material IP Collateral;

(b) each Pledgor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to all Intellectual Property Collateral that is owned or purported to be owned (solely or jointly with others) by such Pledgor and no claim is pending that the use of such Intellectual Property Collateral by such Pledgor does or may, conflict with, infringe, misappropriate, dilute, misuse or otherwise violate, any of the rights of any third party in any material respect with respect to such Intellectual Property Collateral;

(c) each Pledgor has made all necessary filings and recordations to protect its interest in any Intellectual Property Collateral owned by such Pledgor to the extent such filing or recordation is necessary for the conduct of the business substantially in the manner presently conducted, including recordations of all of its interests in the owned Patent Collateral and Trademark Collateral in the USPTO or foreign equivalent, and its claims to the owned Copyright Collateral in the United States Copyright Office (the “USCO”) or foreign equivalent, and, to the extent necessary, has used proper statutory notice in connection with its use of any Patent, Trademark and Copyright in any of Trade Secrets that constitute Intellectual Property Collateral;

(d) each Pledgor has taken all commercially reasonable steps to safeguard its Trade Secrets that constitute Intellectual Property Collateral and, to the knowledge of each Pledgor, (i) none of the Trade Secrets that constitute Intellectual Property Collateral of such Pledgor has been used, divulged, disclosed or appropriated for the benefit of any other Person other than a Pledgor; (ii) no employee, independent contractor or agent of such Pledgor has, to the knowledge of any Pledgor, misappropriated any Trade Secrets of any other Person in the course of the performance of such Person’s duties as an employee, independent contractor or agent of such Pledgor; and (iii) no employee, independent contractor or agent of such Pledgor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Pledgor’s Trade Secrets that constitute Intellectual Property Collateral;

(e) no Pledgor has entered into any or bound by any written settlement or consents, covenant not to sue, nonassertion assurance, or release that adversely affects its rights in any material respect to own or use any of the Intellectual Property Collateral;

(f) each Pledgor has not granted a Lien on any Intellectual Property Collateral owned by such Pledgor that has not been terminated or released except Permitted Liens;

(g) each Pledgor has executed and delivered to the Administrative Agent Intellectual Property Collateral security agreements to be filed in the USPTO or the USCO or in any similar office or agency of the United States for all applications and registrations for all Copyrights, Patents and Trademarks owned by such Pledgor constituting Intellectual Property Collateral;

(h) each Pledgor (i) uses commercially reasonable efforts (and in any event, efforts no less than generally accepted industry practices) designed to ensure the quality of the manufacture, distribution and sale of all products sold by the Pledgor and in the provision of all services rendered under or in connection with all Trademarks and (ii) has taken all actions necessary to ensure that all licensees of the Trademarks owned by such Pledgor use such adequate standards of quality;

(i) the consummation of the transactions contemplated by the Indenture and this Agreement will not result in the termination or impairment of any Intellectual Property Collateral; and

(j) such Pledgor owns or is entitled to use by license, lease or other agreement, all Patents, Trademarks, Trade Secrets, Copyrights, mask works, licenses, technology, know-how, processes and rights with respect to any of the foregoing as necessary to conduct the business and operations of such Pledgor substantially in the manner presently conducted and, at minimum, in accordance with industry standard business practices.

SECTION 4.10 Post-Closing Matters. Notwithstanding any conditions precedent, representations or covenants in the Notes Documents to the contrary (each such condition, representation and covenant deemed modified to the extent necessary to effect the following, and to permit the taking of the actions described herein within the time periods described herein), in no event later than 90 days following the date hereof, the Pledgors shall file or cause to be filed such documents and agreements as may be required by Section 4.1 with respect to any Intellectual Property Collateral owned by Pledgors that is registered in a country other than the United States.

ARTICLE V

CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL

SECTION 5.1 Voting Rights; Distributions; etc.

(i) So long as no Event of Default shall have occurred and be continuing and subject to the provisions of Section 5.1(ii):

(A) each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes of this Agreement and the other Notes Documents; provided, however, that no Pledgor shall in any event exercise such rights in any manner that would be adverse in any material respect to the ability of the Collateral Agent to exercise rights and remedies hereunder after the occurrence and during the continuance of an Event of Default; and

(B) each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien granted hereunder, any and all Distributions; provided, however, that any and all such Distributions consisting of rights or interests in the form of certificated Pledged Securities or Pledged Intercompany Note shall be subject to the requirements of Sections 3.1 and 3.2.

(ii) Upon the occurrence and during the continuance of any Event of Default upon prior written notice (which may be concurrent) from the Collateral Agent to Issuer:

(A) all rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.1(i)(A) shall cease, and all such rights shall thereupon become automatically vested in the Collateral Agent, which shall thereupon have the right (but not the obligation) to exercise such voting and other consensual rights (but if directed by the Trustee (at the direction of the Required Holders) or the Required Holders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights) until the applicable Event of Default is no longer continuing, at which time all such rights automatically shall revert to such Pledgor, and in which case the Collateral Agent’s rights under this Section 5.1(ii)(A) shall cease to be effective, subject to revesting in the event of a subsequent Event of Default that is continuing and upon prior written notice from the Collateral Agent as set forth above; and

(B) all rights of each Pledgor to receive Distributions that it would otherwise be authorized to receive and retain pursuant to Section 5.1(i)(B) without further action shall cease and all such rights shall thereupon become vested in the Collateral Agent , which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions until all Event of Defaults are no longer continuing, in which case the Collateral Agent’s rights under this Section 5.1(ii)(B) shall cease to be effective, subject to revesting in the event of a subsequent Event of Default that is continuing and upon prior written notice from the Collateral Agent as set forth above.

(iii) Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as may be reasonably necessary (as determined by the Issuer in good faith) or as the Collateral Agent or the Required Holders may reasonably request in writing to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.1(ii)(A) and to receive all Distributions which it may be entitled to receive under Section 5.1(ii)(B).

(iv) All Distributions that are received by any Pledgor contrary to the provisions of Section 5.1(ii)(B) shall be received in trust for the benefit of the Collateral Agent , shall be promptly (and in any event within three (3) Business Days) paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary or reasonably requested endorsement).

ARTICLE VI

CERTAIN PROVISIONS CONCERNING INTELLECTUAL

PROPERTY COLLATERAL

SECTION 6.1 Grant of License.

(a) Effective upon the occurrence and during the continuation of an Event of Default, for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement, each Pledgor grants to the Collateral Agent an irrevocable (subject to termination under Section 10.3), nonexclusive license (exercisable without payment of royalty or other compensation to the Pledgors) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Pledgor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, to the extent that such non-exclusive license (a) does not violate the express terms of any agreement between a Pledgor and a third party governing the applicable Pledgor’s use of such Intellectual Property, or gives such third party any right of acceleration, modification, termination or cancellation therein and (b) is not prohibited by any applicable law; provided, that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. The use of such license by the Collateral Agent may only be exercised, at the option of the Collateral Agent (acting at the direction of the Required Holders), upon the occurrence and during the continuation of an Event of Default; provided, further, that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Pledgors notwithstanding any subsequent cure of an Event of Default.

SECTION 6.2 Scheduled Intellectual Property. Schedule 5 correctly sets forth all issued Patents, Patent applications, registered Trademarks and applications for registration thereto, and registered Copyrights, in each case, issued, applied-for or registered and owned by each Pledgor in its own name as of the date hereof and all Exclusive IP Licenses granted to such Pledgor as of the date hereof. On and as of the date hereof, except as set forth in Schedule 5, collectively, the Pledgors own (a) all issued Patents and pending Patent applications issued by or filed listed in Schedule 5, (b) all registered Trademarks and Trademark applications registered by or filed listed in Schedule 5, (c) all registered Copyrights and Copyright applications pending listed in Schedule 5 and (d) all Licenses granting to a Pledgor any exclusive right with respect to any registered Copyright, Trademark or Patent owned by a third party (“Exclusive IP Licenses”) listed in Schedule 5.1

[1]	Note to RG: covered by your new section 4.9.

SECTION 6.3 No Violations or Proceedings. To the knowledge of each Pledgor, there is no violation, misappropriation, dilution or infringement by others of any right of such Pledgor with respect to any Intellectual Property Collateral. Such Pledgor is not infringing upon, diluting, misappropriating or otherwise violating any Intellectual Property right of any other person.

SECTION 6.4 Protection of Collateral Agent’s Security. On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) maintain and protect the Intellectual Property Collateral owned or used by such Pledgor, (ii) not permit to lapse or become abandoned any Intellectual Property Collateral owned or used by such Pledgor, and (iii) during the continuance of an Event of Default, upon prior notice from the Collateral Agent (acting at the direction the Required Holders or the Trustee acting at the direction of the Required Holders) to Issuer, (x) not enter into any settlement, covenant not to sue, or other agreement, in each case that would materially impair the validity or enforceability of any Intellectual Property Collateral owned or used by such Pledgor, or materially impair such Pledgor’s ownership of any Intellectual Property Collateral owned or used by such Pledgor and (y) not permit to lapse or become abandoned any Intellectual Property Collateral owned or used by such Pledgor; provided, that, except with respect to clause (iii) above, nothing in this Agreement shall prevent any Pledgor from disposing of, discontinuing the use or maintenance of, failing to pursue or otherwise allowing to lapse, terminate or put into the public domain, any of its Intellectual Property, to the extent Issuer determines in good faith that such Intellectual Property is not Material IP Collateral. Upon the Collateral Agent’s reasonable request, each Pledgor shall furnish to the Collateral Agent from time to time information further identifying and describing the Intellectual Property Collateral as the Collateral Agent may reasonably request, all in reasonable detail (it being understood that the Collateral Agent shall have no duty to make such request (other than pursuant to any direction given by the Trustee (acting at the direction of the Required Holders) or the Required Holders)).

SECTION 6.5 After-Acquired Property. If any Pledgor, at any time before the satisfaction and discharge of the Indenture in accordance with Section 3.01 thereof, (i) obtains any rights to any additional Intellectual Property Collateral or (ii) becomes entitled to the benefit of any additional Intellectual Property Collateral or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions hereof shall automatically apply thereto and any such item enumerated in clause (i) or (ii) of this sentence with respect to such Pledgor shall automatically constitute Intellectual Property Collateral if such would have constituted Intellectual Property Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Pledgor shall, at the time of filing of the quarterly and annual financial statements, with respect to any item of Intellectual Property Collateral owned by a Pledgor and any Exclusive IP Licenses, (i) promptly provide to the Collateral Agent written notice of each such item and (ii) promptly thereafter, file the instruments and documents provided for in Section 2.2(c) with respect to such item.

SECTION 6.6 Litigation. Upon the occurrence and during the continuance of any Event of Default, to the extent permissible by law, the Collateral Agent, acting at the direction of the Required Holders, shall have the right , but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Collateral Agent or the Secured Parties to enforce the Intellectual Property Collateral and any License thereunder. In the event of such suit, each Pledgor shall do any and all lawful acts and execute any and all documents reasonably necessary in aid of such enforcement, and the Pledgors shall promptly reimburse and indemnify the Collateral Agent for all reasonable and documented costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 6.6 in accordance with Section 10.06 of the Indenture. In the event that, upon the occurrence of and during the continuance of any Event of Default, the Collateral Agent does not bring such suit to enforce the Intellectual Property Collateral, each Pledgor agrees to take all reasonable actions, whether by suit, proceeding or other action, as such Pledgor, in its reasonable business judgment, deems necessary and appropriate to prevent the infringement, counterfeiting, unfair competition, dilution, misappropriation, diminution in value of or other damage to any Material IP Collateral by others and for that purpose agrees, subject to the foregoing qualifications, to diligently maintain any such suit, proceeding or other action to prevent such infringement, counterfeiting, unfair competition, dilution, misappropriation, diminution in value of or other damage to the Material IP Collateral owned by such Pledgor.

ARTICLE VII

MAINTENANCE OF RECORDS

SECTION 7.1 Each Pledgor shall, at such Pledgor’s sole cost and expense, upon the Collateral Agent’s demand (acting at the direction of the Trustee (acting at the direction of the Required Holders) or the Required Holders) made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Accounts, including all documents evidencing Accounts and any books and records relating thereto to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may (but shall not be obligated to) transfer a full and complete copy of such Pledgor’s books, records, credit information, reports, memoranda and all other writings relating to the Accounts to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Accounts or the Collateral Agent’s security interest therein without the consent of any Pledgor; provided, that the Collateral Agent agrees to use reasonable efforts to provide prior written notice of any such transfer to such Pledgor.

ARTICLE VIII

REMEDIES

SECTION 8.1 Remedies. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may from time to time (but shall not be obligated to (other than pursuant to any direction given by the Trustee (acting at the direction of the Required Holders) or the Required Holders in accordance with the Indenture)) exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies, in each case, to the fullest extent permitted by applicable law:

(i) Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor’s premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

(ii) Demand, sue for, collect or receive any money or Property at any time payable or receivable in respect of the Pledged Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent , and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, such Pledgor shall promptly (but in no event later than three (3) Business Days after receipt thereof or such later date as may be agreed to in writing by the Collateral Agent ) pay such amounts to the Collateral Agent ;

(iii) Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation, with respect to licenses to Trademarks, subject to reasonable quality control provisions in connection with the goods and services offered under any Trademarks sufficient to avoid the risk of cancellation, voiding or invalidation of such Trademarks;

(iv) Take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at any place or places so designated by the Collateral Agent, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and therewith delivered to the Collateral Agent ; (B) store and keep any Pledged Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent ; and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor’s obligation to deliver the Pledged Collateral as contemplated in this Section 8.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

(v) Retain and apply the Distributions to the Obligations as provided in Section 7.11 of the Indenture;

(vi) Exercise any and all rights as beneficial and legal owner of the Pledged Collateral subject to Section 5.1(ii); and

(vii) All the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Pledged Collateral) or any other applicable law or in equity, and the Collateral Agent may also, at the direction of the Trustee or the Required Holders in accordance with the Indenture, without notice except as specified in Section 8.2, sell, assign, transfer or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent, acting at the direction of the Required Holders, may deem commercially reasonable. The Collateral Agent , as agent for and representative of the Holders (but not any Holders or Holders in its or their respective individual capacities), (either directly or through one or more acquisition vehicles), upon instructions from Required Holders or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Obligations (other than Obligations owing to the Trustee, the Collateral Agent or the Note Agents) owed to such person as a credit on account of the purchase price of any Pledged Collateral payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the Property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by applicable law, all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any applicable law now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, any claims against the Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

SECTION 8.2 Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of Pledged Collateral shall be required by any applicable law, 10 days’ prior written notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. To the extent permitted by applicable law, no notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

SECTION 8.3 Waiver of Claims; Other Waivers; Marshalling.

(i) Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice of judicial hearing in connection with the Collateral Agent’s taking possession or the Collateral Agent’s disposition of any of the Pledged Collateral, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under any applicable law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article VIII except to the extent resulting solely from the Collateral Agent’s gross negligence or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity or otherwise against such Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

(ii) To the maximum extent permitted by applicable law, each Pledgor hereby waives demand, notice (except for any notices required hereunder), protest, notice of acceptance of this Agreement, notice of Pledged Collateral received or delivered or any other action taken in reliance hereon.

(iii) The Collateral Agent shall not be required to marshal any present or future collateral security (including the Pledged Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the maximum extent permitted by applicable law, each Pledgor hereby agrees that it will not invoke any applicable law relating to the marshalling of collateral and hereby irrevocably waives the benefits of all such applicable laws.

SECTION 8.4 Standards for Exercising Rights and Remedies. To the extent that applicable laws impose duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Pledgor acknowledges and agrees that it is commercially reasonable for the Collateral Agent (i) not to incur expenses reasonably deemed significant by the Collateral Agent to prepare Pledged Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Pledged Collateral to be disposed of, or to obtain or, if not required by other applicable laws, to fail to obtain consents for governmental authorities or third parties for the collection or disposition of Pledged Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other persons obligated on Pledged Collateral or to fail to remove liens or encumbrances on or any adverse claims against Pledged Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Pledged Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Pledged Collateral solely through publications or media of general circulation, whether or not the Pledged Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as any Pledgor, for expressions of interest in acquiring all or any portion of the Pledged Collateral, (vii) to hire one or more professional auctioneers of general experience to assist in the disposition of

Pledged Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Pledged Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Pledged Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim or modify disposition warranties, (xi) to purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of Pledged Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Pledged Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Pledged Collateral. The Pledgors acknowledge that the purpose of this Section 8.4 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would fulfill the Collateral Agent’s duties under the UCC or other applicable laws of the State or any other relevant jurisdiction in the Collateral Agent’s exercise of remedies against the Pledged Collateral and that other actions or omissions by the Collateral Agent shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 8.4. Without limiting the foregoing, nothing contained in this Section 8.4 shall be construed to grant any rights to any Pledgor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 8.4.

SECTION 8.5 Certain Sales of Pledged Collateral.

(i) Each Pledgor recognizes that, by reason of certain prohibitions contained in applicable law, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of a Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Collateral Agent shall have no obligation to engage in public sales.

(ii) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities’ laws, the Collateral Agent may be compelled, with respect to any sale or disposition of all or any part of the Securities Collateral and Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state or foreign securities laws, even if such issuer would agree to do so.

(iii) If the Collateral Agent (as directed by the Trustee (at the direction of the Required Holders) or the Required Holders) determines to exercise its right to sell any or all of the Securities Collateral or Investment Property after the occurrence and during the continuance of an Event of Default, upon written request, the applicable Pledgor shall, and shall use commercially reasonable efforts to cause each issuer of Securities Collateral and Investment Property to be sold hereunder to, from time to time furnish to the Collateral Agent all such information as may be necessary or as the Collateral Agent may reasonably request to determine the number and nature or interest of securities or other instruments included in the Securities Collateral or Investment Property which may be sold as exempt transactions under the Securities Act and the rules of the Commission thereunder, as the same are from time to time in effect. Each Pledgor further agrees that a breach of any of the covenants contained in this Section 8.5(iii) will cause irreparable injury to the Collateral Agent and other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 8.5(iii) shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants, except for a defense that no Event of Default has occurred or is continuing or that the Obligations (other than contingent obligations and expense reimbursement not then due and payable) have been paid in full.

SECTION 8.6 No Waiver; Cumulative Remedies.

(i) No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. The remedies herein provided are cumulative and are not exclusive of any remedies provided by applicable law, in equity or otherwise.

(ii) In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement or any other Notes Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent , then and in every such case, the Pledgors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

SECTION 8.7 Certain Additional Actions Regarding Intellectual Property. If any Event of Default shall have occurred and be continuing, upon the reasonable written demand of the Collateral Agent , each Pledgor shall execute and deliver to the Collateral Agent an assignment or assignments of the registered Intellectual Property Collateral (and any applications therefor) or such other documents as are reasonably necessary (as determined by the Issuer in good faith) or reasonably requested by the Collateral Agent as so instructed to carry out the intent and purposes hereof.

ARTICLE IX

APPLICATION OF PROCEEDS

The proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Collateral Agent of its remedies shall, together with any other sums then held by the Collateral Agent, be applied in accordance with Section 7.11 of the Indenture.

ARTICLE X

MISCELLANEOUS

SECTION 10.1 Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Collateral Agent as its attorney-in-fact, with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, at the direction of the Trustee or the Required Holders in accordance with the Indenture, to take any action and to execute any instrument consistent with the terms of the Indenture, this Agreement and the other Notes Documents. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable. Each Pledgor hereby ratifies all that such attorney shall lawfully do in accordance with the terms of this Agreement and the other Notes Documents and only to the extent permitted hereunder or thereunder. Notwithstanding anything in this Section 10.1 to the contrary, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 10.1 unless an Event of Default has occurred and is continuing.

SECTION 10.2 Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective successors, transferees and permitted assigns. No other persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto.

SECTION 10.3 Termination; Release. (a) This Agreement shall automatically terminate upon the satisfaction and discharge of the Indenture in accordance with Article 9 thereof. Upon termination hereof, the Lien granted hereby shall automatically terminate and all rights to the Pledged Collateral shall automatically revert to the applicable Pledgor or to such other person as may be entitled thereto pursuant to any Order or other applicable law. The Lien granted hereby shall be automatically released and shall automatically terminate with respect to all or any portion of the Pledged Collateral in accordance with Section 12.03 of the Indenture. A Pledgor shall automatically be released from its obligations hereunder if it ceases to be a Guarantor in accordance with the Indenture.

(a) In connection with any termination or release pursuant to paragraph (a) of this Section 10.3, so long as the Issuer shall have provided the Collateral Agent with such certifications or documents as required in Section 12.03 of the Indenture, including an Officer’s Certificate and Opinion of Counsel, the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by such Pledgor to effect such release, including delivery of certificates, securities and instruments, in each case, as prepared by such Pledgor, in form and substance satisfactory to the Collateral Agent, without representation, recourse or warranty.

SECTION 10.4 Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Indenture and unless in writing (including by electronic mail) and signed by the Collateral Agent and the applicable Pledgor. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

SECTION 10.5 Notices. Unless otherwise provided herein or in the Indenture, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Indenture, as to any Pledgor, addressed to it at the address of the Issuer set forth in the Indenture and as to the Collateral Agent , addressed to it at its Corporate Trust Office as set forth in the Indenture, or in each case at such other address as shall be designated by such party in a written notice (which, in the case of notice to the Collateral Agent , may be electronic mail) to the other party complying as to delivery with the terms of this Section 10.5.

SECTION 10.6 Governing Law and Consent to Jurisdiction; Waiver of Jury Trial. The terms of Sections 11.06 and 11.07 of the Indenture with respect to governing law, consent of jurisdiction, service of process, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

SECTION 10.7 Severability of Provisions. In the event any provision of this Agreement shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

SECTION 10.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “delivery,” “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Trustee and the Collateral Agent , or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. The Pledgors agree to assume all risks arising out of the use of digital signatures and electronic methods, including without limitation the risk of the Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 10.9 Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

SECTION 10.10 No Claims Against Collateral Agent . Nothing contained in this Agreement or any other Notes Document, nor the exercise by the Collateral Agent of any of the rights or remedies hereunder, shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other Property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other Property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other Property is prior to the Lien hereof.

SECTION 10.11 Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

(i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Pledgor;

(ii) any lack of validity or enforceability of any Notes Document or any other agreement or instrument relating thereto against any Pledgor;

(iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Notes Document or any other agreement or instrument relating thereto (except, and only to the extent provided by, any amendment, waiver or consent executed in accordance with Article 8 of the Indenture which alters any such obligation hereunder);

(iv) any pledge, exchange, release or non-perfection or loss of priority of any other collateral, or any release thereto (except, and only to the extent provided by, any release executed in accordance with Section 10.3 hereof which alters any such obligation hereunder) or amendment or waiver of or consent to any departure from any guarantee thereto (except, and only to the extent provided by, any amendment, waiver or consent executed in accordance with Article 8 of the Indenture which alters any such obligation hereunder), for all or any of the Obligations;

(v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof of any Notes Document; or

(vi) any other circumstances which might otherwise constitute a defense (other than the payment in full in cash of the Obligations (other than contingent obligations and expense reimbursement not yet due and payable)) available to, or a discharge of, the Pledgors.

SECTION 10.12 Concerning the Collateral Agent .

(a) The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties’ interest in the Pledged Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Pledged Collateral, as to ascertaining or taking action with respect to any Pledged Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Pledged Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which it accords property of similar customers.

(b) The Pledgors acknowledge that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment, discretion or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them. Notwithstanding anything herein to the contrary, whenever this Agreement provides for any action by, determination to be made by or discretion to be exercised by the Collateral Agent, the Collateral Agent may act or refrain from acting in accordance with the direction of Required Holders (accompanied by, if requested, indemnity satisfactory to the Collateral Agent ) and in the absence of such direction and indemnity the Collateral Agent shall have no duty to act and no liability to any person for refraining from acting and, provided further, that any direction to the Collateral Agent referenced herein shall be understood to be a direction of the Required Holders or, if expressly required by the Indenture including, but not limited to, the limitations provided for in Section 12.02 of the Indenture, such group of Holders are set forth therein, and, in which case, which does not require the Collateral Agent to expend or risk its own funds or otherwise incur liability.

(c) GLAS Trust Company, LLC, is entering this Agreement not in its individual or corporate capacity, but solely in its capacity as Collateral Agent under the Indenture. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges, benefits, immunities and indemnities of the Collateral Agent set forth in the Indenture, including without limitation those set forth in Articles 10 and 12 thereof, as if such rights, privileges, immunities and indemnities were expressly set forth herein. Notwithstanding anything contained herein to the contrary, unless directed in writing to do so by the Required Holders (or by the Trustee acting at the direction of the Required Holders), the Collateral Agent shall not have any duty to take any discretionary action (including, without limitation, deeming or making a determination that anything is satisfactory, approved, acceptable, selected or should be requested) or exercise any discretionary rights or powers. The Collateral Agent shall not have any liability for any delay in acting or failure to exercise any such discretionary action, right or power nor shall the Collateral Agent be obligated to act unless it has received indemnity and/or security satisfactory to it.

(d) The Collateral Agent shall have no duty or obligation to prepare or make any filings, recordings, re-filings or re-recordings of any financing statement, perfection statement, continuation statement or other instrument in any public office or for otherwise to perfect or maintain the perfection of the Collateral Agent’s security interest in the Pledged Collateral.

(e) The Collateral Agent is authorized to enter into a customary intercreditor agreement (as attested by a duly authorized officer of the Issuer in a certificate delivered to the Collateral Agent ) in connection with any debt secured by a lien permitted under the Indenture.

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IN WITNESS WHEREOF, the Pledgors and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

BIORA THERAPEUTICS, INC., as Pledgor

By:
Name:
Title:

Signature Page to Security Agreement

EXHIBIT 4

GLAS TRUST COMPANY LLC, not in its individual capacity but solely in its capacity as Collateral Agent

By:
Name:
Title:

Signature Page to Security Agreement